UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2016

Cambium Learning Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17855 Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 399-1995

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2016, Cambium Learning Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders voted upon (i) the election of David F. Bainbridge, Walter G. Bumphus, John Campbell, Clifford K. Chiu, Carolyn Getridge, Thomas Kalinske, Harold O. Levy, Jeffrey T. Stevenson, and Joe Walsh as directors to the Company’s Board of Directors for one-year terms and (ii) the ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Company had 45,760,702 shares of common stock outstanding at March 31, 2016, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 44,298,789 shares of common stock were present in person or represented by proxy.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1:  The shareholders voted to elect the following individuals as directors to the Company’s Board of Directors for a one-year term with the votes shown:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David F. Bainbridge	35,749,526	3,400,891	5,148,372
Walter G. Bumphus	38,863,205	287,212	5,148,372
John Campbell	35,866,920	3,283,497	5,148,372
Clifford K. Chiu	38,866,555	283,862	5,148,372
Carolyn Getridge	35,751,481	3,398,936	5,148,372
Thomas Kalinske	38,863,155	287,262	5,148,372
Harold O. Levy	38,861,455	288,962	5,148,372
Jeffrey T. Stevenson	35,630,631	3,519,786	5,148,372
Joe Walsh	35,752,141	3,398,276	5,148,372

Proposal 2:  A proposal to ratify Whitley Penn LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016 was adopted with the votes shown:

Votes For	Votes Against	Abstentions
43,798,354	10,633	489,802

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambium Learning Group, Inc.

May 26, 2016	/s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer